                     MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1992 A

                     --------------------------------------

                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES

                     --------------------------------------


        Under the Pooling and Servicing Agreement dated as of November 1, 1992, (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group and Wilmington Trust Company, as Trustee,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of June 17, 1996, and with respect to the performance of the Trust during the Due Period ended in May 31, 1996,is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A.Information Regarding the Current Monthly Distribution
 (stated on the basis of $1,000 original principal amount).

- --------------------------------------------------------------------


1. The total amount of the distribution to Class A Certificate-
   holders on June 17, 1996, per $1,000 interest .....
   ........................................... $        0.000000000

2. The total amount of the distribution to Class B Certificate-
   holders on  June 17, 1996, per $1,000 interest .....
   ........................................... $    1,005.104166636

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per
   $1,000 interest ........................... $        0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates, per
   $1,000 interest ........................... $        5.104166636

5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per
   $1,000 interest ........................... $        0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates, per
   $1,000 interest ........................... $    1,000.000000000


B.Information Regarding the Performance of the Trust.

- ------------------------------------------------

 1. Collections of Receivables.

 (a) The aggregate amount of Finance Charge Collections processed
     during the related Due Period ..........    $      24,078,941.42

 (b) The aggregate amount of Principal Collections processed
     during the related Due Period ..........    $     247,058,768.17

 (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
     respect of the Investor Certificates ...    $       1,661,446.96

 (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
     respect of the Investor Certificates ...    $     180,945,841.81

 (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
     respect of the Class A Certificates ....    $               0.00

 (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
     respect of the Class A Certificates ....    $     164,491,727.85

 (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
     respect of the Class B Certificates ....    $       1,661,446.96

 (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
     respect of the Class B Certificates ....    $      16,454,113.96

 (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
     respect of the Seller Certificate ......    $      22,417,494.46

 (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
     respect of the Seller Certificate ......    $      66,112,926.36


 2. Principal Receivables in the Trust.

 (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in May 31, 1996
     (which reflects the Principal Receivables represented by the
     Seller Certificate and the Investor Certificates) .........
     ........................................    $   1,597,917,673.63

 (b) The amount of Principal Receivables in the Trust rep-
     resented by the Class A Certificates (the "Class A
     Interest") as of the Due Period Ended in May 31, 1996
     ........................................    $               0.00

 (c) The amount of Principal Receivables in the Trust rep-
     resented by the Class B Certificates (the "Class B
     Interest") as of the Due Period Ended in May 31, 1996
     ........................................    $               0.00

 (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the
     aggregate amount of Principal Receivables set forth in
     paragraph 2 (a) above ..................                    0.00%

 (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
     set forth in paragraph 2 (a) above .....                    0.00%

 (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
     set forth in paragraph 2 (a) above .....                    0.00%

 (g) The Deficit Controlled Amortization Amount (after giving effect
     to payments made on such Distribution Date)                 0.00

 3. Investor Charged-Off Amount.

 (a) The aggregate amount of Receivables charged-off as uncolle-
     ctible during the Due Period ended in May 31, 1996
     allocable to the Investor Certificates (the "Investor
     Charged-Off Amount") ..................    $          495,269.15

 (b) The aggregate amount of Receivables charged-off as Uncolle-
     ctible during the Due Period ended in May 31, 1996
     allocable to the Class A Certificates (the "Class A
     Charged-Off Amount") ..................    $                0.00

 (c) The sum of (i) the aggregate amount of Receivables charged-
     off as uncollectible  during the Due  Period
     ended in May 31, 1996 allocable to the Class B Cert-
     ficates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing)
     and (b) the amount by which the Investor Interest for the
     Class B Certificates is reduced pursuant to subsection 4.03(c)
     (i)(C)(the "Class B Charged-Off Amount")   $          495,269.15

 (d) The Cumulative Class A Charged-Off Amount on ..........
     ............ June 17, 1996 ........        $                0.00

 (e) The Cumulative Class B Charged-Off Amount on ..........
     ............ June 17, 1996 ........        $                0.00


 4. Investor losses; Reimbursement of Charge-Offs.

 (a) The amount of Class A Investor Loss, as defined in
     Section 4.06 (b) of the Agreement, during the Due Period
     ended in May 31, 1996 .........            $                0.00

 (b) The amount of Class B Investor Loss, as defined in
     Section 4.06 (b) of the Agreement, during the Due Period
     ended in May 31, 1996 .........            $                0.00

 (c) The amount of Class A Investor Loss set forth in Paragraph
     5(a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
     holder's investment) ...................   $         0.000000000

 (d) The amount of Class B Investor Loss set forth in Paragraph
     5(b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
     holder's investment) ...................   $         0.000000000

 (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement,
     if any, in respect of Class A Investor Losses in prior months
     ........................................   $                0.00

 (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement,
     if any, in respect of Class B Investor Losses in prior months
     ........................................   $                0.00

 (g) The amount set forth in paragraph 4 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
     ........................................   $         0.000000000

 (h) The amount set forth in paragraph 4 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
     ........................................   $         0.000000000

 (i) The aggregate amount of Class A Investor Losses in
     the Trust as of the end of the day on June 17, 1996
     ........................................   $                0.00

 (j) The aggregate amount of Class B Investor Losses in
     the Trust as of the end of the day on June 17, 1996
     ........................................   $                0.00

 (k) The amount set forth in paragraph 4 (i) above, per $1,000 interest (which will have had the effect of reducing, pro
     rata, the amount of Class A Certificateholder's
     investment ) ...........................   $         0.000000000

 (l) The amount set forth in paragraph 4 (j) above, per $1,000 interest (which will have had the effect of reducing, pro
     rata, the amount of Class B Certificateholder's
     investment ) ...........................   $         0.000000000


 5. Investor Servicing Fee.

 (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of May 31, 1996
     .....................................      $                0.00

 (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of May 31, 1996
     .....................................      $          183,320.84


 6. Available Subordinated Amount.

 (a) The amount available to be applied pursuant to Sections
     4.03 (c)(i)(B) and (C) of the Agreement as of the end of
     the day on June 17, 1996 ........          $                0.00


 (b) The amount set forth in paragraph 6(a) above as a percentage
     of the Class A Interest. .................                  0.00%

 7. Available Class B Credit Enhancement Amount.

 (a) The amount available to be drawn under the Class B Credit
     Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on June 17, 1996
     ........................................   $                0.00

 (b) The amount set forth in paragraph 8(a) above as a percentage
     of the Class B Interest. ..................                 0.00%



 8. The Pool Factor.

    The Pool Factor represents the ratio of the amount of the Class A Interest as of the end of the day on June 17, 1996 to the amount of the Class A Interest as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Interest can be determined by multiplying the original denomination of the Class A Certificateholder's
    Certificate by the Pool Factor ...........             0.00000000


 9. The aggregate outstanding balance of Receivables that were delin quent by 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution Date........
    .............................               $       34,273,690.46

 10. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period related to such Distribution Date
     ......................................     $       50,940,866.12


                                              Greenwood Trust Company
                                              as Servicer

                                              By:
                                                  ----------------------------
                                              Title: Vice President, Director
                                              Accounting and Treasurer

                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1992 A

                           --------------------------

                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES

                           --------------------------




        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of Nov. 1, 1992 (the "Pooling and Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group and Wilmington Trust Company, does hereby certify as follows:



         1. Greenwood is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is a Servicing Officer.

         3. The aggregate amount of Collections processed during the related Due Period was equal to .. $ 271,137,709.59

         4. The aggregate amount of Class A Principal
            Collections processed by the Servicer during
            the related Due Period is equal to .......... $ 164,491,727.85

         5. The aggregate amount of the Class A Finance
            Charge Collections processed by the Servicer
            during the related Due Period is equal to ... $           0.00

         6. The sum of all amounts payable to the Class A
            Certificateholders on the current Distribution
            Date is equal to ............................ $           0.00

         7. The aggregate amount of Class B Principal
            Collections processed by the Servicer during
            the related Due Period is equal to .......... $  16,454,113.96

         8. The aggregate amount of the Class B Finance
            Charge Collections processed by the Servicer
            during the related Due Period is equal to ..  $   1,661,446.96

         9. The amount of drawings under the Class B
            Credit Enhancement required to be made on the
            succeeding Drawing Date pursuant to
            (a) Section 4.03(c)(i)(G) is equal to......   $           0.00
            (b) Section 4.03(c)(i)(H) is equal to......   $           0.00
            (c) Section 4.05 is equal to...............   $           0.00

         10. The sum of all amounts payable to the Class B
             Certificateholders on the current Distribution
             Date is equal to ............................$ 110,561,458.33

         11. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


        IN WHITNESS WHEREOF, the undersigned has duly executed and and delivered this certificate this day of June 17, 1996



                                GREENWOOD TRUST COMPANY, as Servicer

                                By:
                                    ------------------------------
                                Title: Vice President, Director of
                                Accounting and Treasurer

                            Greenwood Trust Company
                            Cash Collateral Account
                        Monthly Portfolio Status Report
                           Discover Card Trust 1992 A

             Due Period Ending:              05/31/96

PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                        # of Accounts             Dollars
Ending Total Outstanding                    2,160,348    1,621,251,967.60

Total Principal Outstanding                       n/a    1,597,917,673.63

Total Finance Charge Outstanding                  n/a       23,334,293.97

Aggregate Investor Interest                       n/a                0.00

Delinquencies (90 days or greater)             10,839       30,685,675.83
  % of Ending Total Outstanding                   n/a            1.892715%

Investor Net Charge Offs                          n/a          495,269.15
Annualized % of Investor Interest                 n/a            5.402936%

Monthly Principal Payment Rate                    n/a                 n/a

                                                      PAYMENTS & YIELD
Principal Payments
(Allocable to Investor Interest)                           180,945,841.81

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                             1,661,446.96

Annualized Gross Yield to Investor                              18.124876%